SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 13, 2010
Date of Report (date of earliest event reported)

GEOBIO ENERGY, INC.

 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

1100 Dexter Avenue North, Suite 100
Seattle, WA 98109
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 838-9715

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry Into a Material Definitive Agreement

Amendment to the Agreement for the Stock Purchase Acquisition of H&M Precision Products, Inc.

On September 13, 2010, GeoBio Energy, Inc. (“GeoBio”), terminated its Stock Purchase Agreement with H&M Precision Products, Inc. (“H&M”), dated on or around April 16, 2010, as amended on May 27, 2010 and July 1, 2010 (the “Agreement”).

Under the Agreement, GeoBio paid to H&M a non-refundable, down payment of Twenty-five thousand U.S. Dollars ($25,000.00) on July 2, 2010 (the "Down Payment"), which Down Payment GeoBio forfeited to H&M as a result of the termination.

GeoBio’s termination of the Agreement arises from the inability of GeoBio and H&M to agree on revisions to the terms of the Agreement regarding the timing, total amount, and form of consideration for the purchase, for which a cash portion of the consideration, amounting to approximately seventy-five percent (75%) of the total purchase price under the Agreement, was due and payable on September 10, 2010, and which management did not believe to be compatible with GeoBio’s current business strategy as it relates to pursuing additional, potential acquisitions in the natural gas and oil services industry.

GeoBio remains committed to completing its proposed acquisitions of Colorado based, Collins Construction, Inc., and New Mexico based, Magna Energy Services, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2010

GEOBIO ENERGY, INC.
/s/ Lance Miyatovich
By:
Lance Miyatovich Chief Executive Officer